SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                         June 30, 1997 (April 18, 1997)

                            Seneca Foods Corporation
             (Exact name of registrant as specified in its charter)

                           New York 0-1989 16-0733425
         (State or other jurisdiction of (Commission (I. R. S. Employer incorporation or organization) File Number) Identification No.)

              1162 Pittsford-Victor Road, Pittsford, New York 14534
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 716/385-9500


                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report

                                    Form 8-K

                            Seneca Foods Corporation


Item 2. Acquisition or Disposition of Assets

On April 18, 1997 Seneca Foods Corporation ("Registrant") acquired certain assets of the Aunt Nellie's Farm Kitchens from the Pillsbury Company, an indirect subsidiary of Grand Metropolitan plc, for approximately $24 million (referred to as "Aunt Nellie's"). Aunt Nellie's produces, markets, and sells fruit and vegetable products from plants in the Midwest. Its 1996 sales were approximately $59 million. The Registrant purchased the plants, inventories, accounts receivable, and trademarks of the business. Aunt Nellie's includes facilities located in Clyman, Wisconsin; Covington, Kentucky; and Buckley, Michigan.

This acquisition was funded primarily out of working capital. A proposed $15 million debt issue of the Registrant to fund the long-term assets of this acquisition and another acquisition recently completed is being negotiated. The Registrant expects to consummate the financing and issue the note sometime in July 1997.

Item 7. Financial Statements and Exhibits

      Financial Statements

The Registrant had concluded that the assets purchased did not constitute a significant subsidiary within the language and intent of Regulation S-X. On June 9, 1997 the Commission advised that it did not agree with the Registrant's position. The Commission staff further advised that it would accept audited statements for the most recent fiscal year in satisfaction of the requirements of Rule 3-05 of Regulation S-X. The audited financial statement information required by Article 11 of Regulation S-X follows:

AUNT NELLIE'S FARM KITCHENS
(A Division of The Pillsbury Company)

Statements of Net Assets to be Acquired as of March 29, 1997 and September 28, 1996 and Statements of Revenue and Direct Operating Expenses for the Six Months Ended March 29, 1997 and for the Year Ended September 28, 1996 and Independent Auditors' Report

AUNT NELLIE'S FARM KITCHENS
(A Division of The Pillsbury Company)


TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                           Page

INDEPENDENT AUDITORS' REPORT                                                  1

FINANCIAL STATEMENTS:

   Statements of Net Assets to be Acquired                                    2

   Statements of Revenue and Direct Operating Expenses                        3

   Notes to Financial Statements                                              4

--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


The Pillsbury Company

We have audited the accompanying statement of net assets to be acquired of Aunt Nellie's Farm Kitchens ("the Company"), a division of The Pillsbury Company
("Pillsbury"), a wholly owned subsidiary of Grand Metropolitan PLC., as of September 28, 1996 and the related statement of revenue and direct operating expenses for the year ended September 28, 1996. These financial statements are the responsibility of the management of the Company and Pillsbury. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets to be acquired of Aunt Nellie's Farm Kitchens as of September 28, 1996 and the results of its revenue and direct operating expenses for the year ended September 28, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company is a division of The Pillsbury Company, a wholly owned subsidiary of Grand Metropolitan PLC. Portions of certain expenses represent allocations made from Pillsbury of certain items applicable to Pillsbury as a whole. As a result, the accompanying financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations that would have occurred had the Company been operated as an unaffiliated entity.

/s/Deloitte & Touche LLP
Rochester, New York
June 20, 1997




AUNT NELLIE'S FARM KITCHENS
(A Division of The Pillsbury Company)

STATEMENTS OF NET ASSETS TO BE ACQUIRED
MARCH 29, 1997 AND SEPTEMBER 28, 1996 (In Thousands)


                                                   March 29,
                                                      1997      September 28,
                                                  (Unaudited)        1996
                                                  -----------   -------------

ASSETS

CURRENT ASSETS:
  Accounts receivable                               $     4,448  $    5,577
  Inventories:
    Finished products                                    14,016      20,293
    In process                                            1,320       1,723
    Raw materials and supplies                            2,562       3,402
                                                         ------      ------
                                                         17,898      25,418
  Prepaid expenses                                        2,395         851
                                                         ------      ------
        Total current assets                             24,741      31,846

PROPERTY, PLANT AND EQUIPMENT:
  Land                                                      460         439
  Buildings                                              12,960      12,986
  Equipment                                              21,044      20,516
                                                         ------      ------
                                                         34,464      33,941
Less accumulated depreciation and amortization           18,643      17,702
                                                         ------      ------
  Net property, plant, and equipment                     15,821      16,239
                                                         ------      ------
        Total assets                                 $   40,562    $ 48,085
                                                         ======      ======
LIABILITIES

CURRENT LIABILITIES:
  Accounts payable                                        1,783       5,068
  Accrued expenses                                          624         713
  Current portion of capital lease obligation                37          37
                                                         ------      ------
        Total current liabilities                         2,444       5,818

LONG TERM CAPITAL LEASE OBLIGATION                        1,097       1,187
                                                         ------      ------
        Total liabilities                                 3,541       7,005

NET ASSETS TO BE ACQUIRED                               $37,021     $41,080
                                                        =======     =======

See notes to financial statements.

AUNT NELLIE'S FARM KITCHENS
(A Division of The Pillsbury Company)

STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES
SIX MONTHS ENDED MARCH 29, 1997 AND YEAR ENDED SEPTEMBER 28, 1996
(In Thousands)


                                                  Six Months
                                                     Ended        Year Ended
                                                   March 29,    September 28,
                                                      1997           1996
                                                  (Unaudited)
                                                  -----------   -------------

REVENUE                                             $ 28,792        $58,986

DIRECT OPERATING EXPENSES:
  Cost of product sold                                26,122         51,849
  Inventory write down adjustment                          -          1,670
  Selling, general and administrative expense          3,680          7,647
                                                     -------       --------
                                                      29,802         61,166
                                                    --------       --------
REVENUE UNDER DIRECT OPERATING EXPENSES             $ (1,010)      $ (2,180)
                                                    ========       ========

See notes to financial statements.





AUNT NELLIE'S FARM KITCHENS
(A Division of The Pillsbury Company)

NOTES TO FINANCIAL STATEMENTS
SIX MONTHS ENDED MARCH 29, 1997 AND YEAR ENDED SEPTEMBER 28, 1996
--------------------------------------------------------------------------------
(Amounts in Thousands)
--------------------------------------------------------------------------------



1.    ORGANIZATION, OPERATIONS AND BASIS OF PRESENTATION

      Aunt Nellie's Farm Kitchens ("the Company"), a division of The Pillsbury Company ("Pillsbury"), a wholly owned subsidiary of Grand Metropolitan, PLC., produces fruit and vegetable products from three manufacturing facilities located in Clyman, Wisconsin, Covington, Kentucky and Buckley, Michigan. In addition to its branded products, the Company has a private label and foodservice business.

      The Company does not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. In addition, Pillsbury's systems and procedures do not provide sufficient information to develop a reasonable cost allocation for corporate general and administrative expense, income taxes, corporate debt and interest expense. Accordingly, distinct and separate accounts necessary to present the Company's individual balance sheet and income statement as of and for the year ended September 28, 1996 have not been maintained.

      With respect to cash flows, purchases of inventory, payroll, capital and other expenditures are funded through the Company's intercompany account with Pillsbury. Remittances from sales to customers are collected by the Company and are accounted for through the intercompany account. Accordingly, the Company has no cash flows on a stand alone basis.

      Financial Statement Presentation - Based upon the above information, the following financial information is presented:

            Statements of Net Assets to be Acquired. This statement includes only the net assets of the Company being purchased by Seneca Foods Corporation. (See Note 6.)

            Statements of Revenue and Direct Operating Expenses of the Company to be acquired by Seneca Foods Corporation. Direct expenses include all costs necessary for the production, marketing and distribution of the products including selling costs and direct overhead other than cost of general corporate activities.

      Statements of Cash Flows are not presented because as explained above the Company has essentially no cash flows.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Interim Financial Information - In the opinion of management, the unaudited information presented as of and for the six months ended March 29, 1997 reflects all adjustments which consist of normal recurring adjustments necessary for a fair presentation of the interim period. Operating results for the interim period is not necessarily indicative of the results that may be expected for a full year.

      Fiscal year - The Company's fiscal year ends on the last Saturday in September.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market.

      Property, plant and equipment is recorded at cost. Depreciation is provided using a straight line method over the estimated useful lives of the assets. The carrying amount of long-lived assets is evaluated annually to determine if adjustment to the deprecation period or to the unamortized balance is warranted. Ranges of estimated useful lives for computing depreciation are as follows:

                  Buildings                                         5-40 years
                  Machinery and equipment                           5-15 years

      Purchases of property, plant and equipment and depreciation expense for the year ended September 28, 1996 totaled $578 and $1,891, respectively.

      Revenue Recognition - Sales are recorded at the date of shipment.

      Fair Value of Financial Instruments - The carrying value of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of these items. The fair value of the Company's capital lease obligation approximates its carrying value.

      Concentration of Credit Risk - Financial instruments that potentially subject the Company to credit risk consist of trade receivables for which collateral is not required. This risk associated with this concentration is limited due to the large number of customers and their geographic dispersion.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.    LEASE COMMITMENTS

      The Company has long-term noncancelable leases for the use of certain equipment and land. The leases are for varying periods and the rental expense under such agreements totaled approximately $800,000 for the year ended September 28, 1996.

      As of September 28, 1996, the aggregate minimum future rental commitments under such noncancelable leases with terms in excess of one year are as follows:



                                                   Operating       Capital
                                                   ---------       -------
Fiscal year ending September:
  1997                                              $    832      $   297
  1998                                                   527          297
  1999                                                   240          297
  2000                                                   152          297
  2001                                                   112          297
  Thereafter                                              53          124
                                                     -------       ------
                                                   $   1,916        1,609

Less interest                                                         385
                                                                    -----
  Present value of minimum lease payments                           1,224
Amount due within one year                                             37
                                                                    -----
    Long-term capital lease obligation                           $  1,187
                                                                    =====

      The cost and related accumulated depreciation for equipment under capital leases totaled $3,438 and $791, respectively, as of September 28, 1996.


4.    EMPLOYEE BENEFIT PLANS

      The Company's employees participate in Pillsbury benefit plans which primarily include defined benefit pension plans, a defined contribution plan and various health and medical plans. Expenses for the various benefit plans have been allocated to the Company by Pillsbury, as disclosed in Note 5.

      Upon the sale of the Company to Seneca Foods Corporation in April 1997 (see Note 6), the Company's employees were terminated from the various benefit plans with the exception of those Company employees who participate in certain union plans. Additionally, employees of the Company became eligible to participate in the Seneca Foods Corporation benefit plans.


5.    CORPORATE ALLOCATIONS AND RELATED PARTY TRANSACTIONS

      The Company does not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. The Company does record certain expenses allocated from Pillsbury related primarily to employee benefits and property insurance. For purposes of preparing the financial information for the Company, these expenses were allocated based upon a variety of factors which include the number of employees of the Company and the identification of costs specifically attributable to the Company. Management believes that these allocations are based on assumptions that are reasonable under the circumstances; however, the Company's statements of net assets to be acquired and revenue and direct operating expenses may not be indicative of the conditions that would have existed or results of operations that would have occurred had the Company been operated as an unaffiliated entity.

      The following represents a summary of the costs allocated to the Company by Pillsbury which were included in the statement of revenue and direct operating expenses:


                                                         Year Ended
                                                        September 28,
                                                            1996

          Employee benefits                            $     3,414
          Property insurance                                   127

      The Company's revenue and related cost of product sold to Pillsbury for the year ended September 28, 1996 totaled $5,990 and $5,482, respectively.


6.    SALE OF AUNT NELLIE'S FARM KITCHENS

      On April 18, 1997, Seneca Foods Corporation acquired the Company from Pillsbury, for a purchase price totaling a $23,687. The purchase included manufacturing facilities, machinery and equipment, inventories, accounts receivable, prepaid expenses and the assumption of operating liabilities and agreements in effect related to the acquired assets, such as leases, supply agreements and labor agreements.

      Pro Forma Financial Information

The pro forma financial information of Seneca Foods Corporation which acquired Aunt Nellie's Farm Kitchens, whose balance sheet data is as of the April 18, 1997 acquisition date, and the Income Statement data is twelve months ended March 31, 1997, required by Article 11 of Regulation S-X follows:


                                  Attachment A
                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                 MARCH 31, 1997
                                   (Unaudited)
                            (In Thousands of Dollars)

                                                     Seneca          Aunt Nellie's
                                                  Consolidated        (Acquired)          Pro Forma           Pro Forma
                                                   Historical         Historical         Adjustments           Balance
                                                   ----------         ----------         -----------           -------

ASSETS
Current Assets:
Cash and Short Term Investments                             $1,584                $2                                 $1,586
Accounts Receivable, Net                                    36,477             4,087                                 40,564
Inventories                                                158,197            15,910                                174,107
Deferred Tax Asset , Net                                     6,156                                                    6,156
Other Current Assets                                         4,432                                                    4,432
                                              ------------------------------------------------------------------------------
Total Current Assets                                       206,846            19,999                                226,845
Prop., Plant and Eq., Net                                  207,439             7,679                                215,118
Other Assets                                                 1,738                                                    1,738
                                              ------------------------------------------------------------------------------
                                                          $416,023           $27,678                               $443,701
                                              ==============================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes Payable                                              $18,000                          $15,550  (b)            $33,550
Accounts Payable                                            24,435             1,681                                 26,116
Accrued Expenses                                            25,615             1,708                                 27,323
Income Taxes                                                   599                                                      599
Current Portion of Long Term Debt
  and Capital Lease Obligations                              9,465                                                    9,465
                                              ------------------------------------------------------------------------------
Total Current Liabilities                                   78,114             3,389         15,550                  97,053
Long Term Debt                                             214,848                            7,679  (b)            222,527
Capital Lease Obligations                                    9,280                                                    9,280
Deferred Gain and Other Liabilities                          4,248                                                    4,248
Deferred Income Taxes                                       15,797                              188 (a)              15,985
Stockholder's Equity:
Preferred Stock                                                 70                                                       70
Common Stock                                                 2,666                                                    2,666
Additional Paid in Capital                                   5,913                                                    5,913
Net Unrealized Gain on Available-
  Sale Securities                                              435                                                      435
Retained Earnings                                           84,652             1,360           (488)(a)              85,524
                                              ------------------------------------------------------------------------------
Stockholders' Equity                                        93,736             1,360           (488)                 94,608
                                              ------------------------------------------------------------------------------
                                                          $416,023            $4,749        $22,929                $443,701
                                              ==============================================================================

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Financial Statements.

                   SENECA FOODS CORPORATION, AND SUBSIDIARIES
                     PRO FORMA CONDENSED STATEMENT OF INCOME
                       TWELVE MONTHS ENDED MARCH 31, 1997
                                   (Unaudited)
                        (In thousands, except share data)



                                                     Seneca          Aunt Nellie's
                                                  Consolidated        (Acquired)          Pro Forma          Pro Forma
                                                   Historical         Historical         Adjustments           Balance
                                                   ----------         ----------         -----------           -------

Revenue                                                   $738,443           $36,147                               $774,590

Costs and Expenses:

Cost of Product Sold                                       669,261            30,235                                699,496
Selling and Administrative                                  28,609             2,475                                 31,084
Interest Expense                                            28,827             2,077            704 (b)              31,608
                                              ------------------------------------------------------------------------------
  Total Costs and Expenses                                 726,697            34,787            704                 762,188

Income Before Income Taxes and Extraordinary Item           11,746             1,360           (704)                 12,402

Income Taxes                                                 4,215                              235 (a)               4,450
                                              ------------------------------------------------------------------------------

Earnings from Continued Op.                                 $7,531            $1,360          ($939)                 $7,952
                                              ==============================================================================

Net Earnings- Common Stock                                  $7,531                                                   $7,531

Earnings Per Share                                           $1.27                                                    $1.28
                                              ==============================================================================

Wtd Ave. Common Shares O/S                               5,939,680                                                5,939,680
                                              ==============================================================================

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Financial Statements.

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


March 31, 1997 Statements (Last previous fiscal year):

    The Acquired Historical column reflects the addition of the assets and liabilities and related income and expense accounts of Aunt Nellies Farm Kitchen a division of The Pillsbury Company which was purchased May 18, 1997 as described in Item 2 of this Form 8-K. Although the historical financial statements only reflect revenues and direct expenses, based on the small magnitude of the acquisition compared to our existing business, the amount of additional expenses incurred should be minimal.

(a) The Pro Forma adjustments referenced as (a) reflect the estimated federal and state income tax effect of 35.8% of adjustments for the Aunt Nellie's purchase.

(b) The Pro Forma adjustments referenced as (b) reflect the source of the funds used for the aforementioned purchase. The source of the funds used includes long-term debt of $7,679M and the balance ($15,348M) from short-term borrowings. The debt reflect a 9.17% interest rate which when applied to the $7,679M principal gives the Pro Forma interest of $704M.

      Exhibits

The Asset Purchase Agreement related to the transaction with Pillsbury is attached hereto as Exhibits 2(A).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       Seneca Foods Corporation
                                                             (Registrant)

                                                       /s/Kraig H. Kayser
                                                       ------------------
June 30, 1997                                          Kraig H. Kayser
                                                       President and
                                                       Chief Executive Officer